News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	July 27, 2016
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Three and Six Months Ended June 30, 2016

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the three and six months ended June 30, 2016.

Operating Results for the Three Months Ended June 30, 2016

For the three months ended June  30, 2016, net income allocable to our common shareholders was $280.8 million or $1.61 per diluted common share, compared to $263.9 million or $1.52 in 2015 representing an increase of $16.9 million or $0.09.   The increase is primarily due to (i) a $33.5 million increase in self-storage net operating income (described below) and (ii) an  $8.6 million foreign exchange translation gain associated with our euro denominated debt, partially offset by (iii) a $15.5 million allocation to our preferred shareholders as a result of redemption activities during the three months ended June 30, 2016 and (iv)  $16.7 million in gains  on  sale  of real estate investments recorded in the three months ended June 30, 2015.

The $33.5 million increase in self-storage net operating income is a result of a $23.9 million increase in our Same Store Facilities (as defined below) and a $9.6 million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 6.0% or $29.4 million in the three months ended June 30, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 4.2% or $5.5 million in the three months ended June  30, 2016 as compared to 2015, due primarily to increased property taxes, repairs and maintenance and payroll.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 296 self-storage facilities acquired, developed or expanded since January 2013.

Operating Results for the Six Months Ended June 30, 2016

For the six months ended June 30, 2016, net income allocable to our common shareholders was $522.1 million or $3.00 per diluted common share, compared to $476.5 million or $2.75 in 2015 representing an increase of $45.6 million or $0.25.   The increase is primarily due to (i) a $78.8 million increase in self-storage net operating income offset partially by (ii) a  $22.1 million increase in allocation to our preferred shareholders as a result of redemption activities and (iii) a $17.5 million reduction in gains on sales of real estate investments.

The $78.8 million increase in self-storage net operating income is a result of a $58.4 million increase in our Same Store Facilities and a $20.4 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.2% or $60.1 million in the six months ended June  30, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 0.6% or $1.7 million in the six months ended June  30, 2016 as compared to 2015, due primarily to increased property taxes,  repairs and maintenance,  and payroll, offset partially by lower snow removal, utilities and advertising and selling expense.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 296 self-storage facilities acquired,  developed or expanded since January 2013.

Funds from Operations

For the three months ended June  30, 2016, funds from operations (“FFO”) was $2.34 per diluted common share, as compared to $2.15 in 2015, representing an increase of 8.8%.  FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the six months ended June 30, 2016,  FFO was $4.43 per diluted common share, as compared to $4.06 in 2015, representing an increase of 9.1%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii)  general and administrative expenses associated with the acquisition of self-storage facilities and (iv) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
			Percentage			Percentage
	2016	2015	Change	2016	2015	Change

FFO per share	$2.34	$2.15	8.8%	$4.43	$4.06	9.1%
Eliminate the per share impact of
items excluded from Core FFO:
Foreign currency exchange (gain) loss,
net, including our equity share	(0.04)	-		0.01	-
Application of EITF D-42	0.09	-		0.15	0.03
Property acquisition costs	-	0.02		-	0.02
Other items	0.01	-		0.02	-
Core FFO per share	$2.40	$2.17	10.6%	$4.61	$4.11	12.2%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2014.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as facilities damaged by casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2014, 2015, and 2016.  We believe the Same Store information is used by investors and analysts in a similar manner.  The Same Store pool decreased from the 2,007 facilities at March 31, 2016 to 2,003 facilities at June  30, 2016 due primarily to flooding at certain properties in our Houston market.    The following table summarizes the historical operating results of these 2,003 facilities (127.5 million net rentable square feet) that represent approximately 85% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at June 30, 2016.

Selected Operating Data for the Same
Store Facilities (2,003 facilities)
(unaudited):
Three Months Ended June 30,				Six Months Ended June 30,
			Percentage			Percentage
2016		2015	Change	2016	2015	Change
	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$498,172	$469,725	6.1%	$980,593	$922,998	6.2%
Late charges and administrative fees	23,144	22,216	4.2%	46,859	44,370	5.6%
Total revenues (a)	521,316	491,941	6.0%	1,027,452	967,368	6.2%

Cost of operations:
Property taxes	52,940	50,404	5.0%	105,776	101,014	4.7%
On-site property manager payroll	27,058	25,419	6.4%	54,159	52,527	3.1%
Supervisory payroll	9,478	9,074	4.5%	18,616	18,151	2.6%
Repairs and maintenance	9,830	8,751	12.3%	18,113	16,774	8.0%
Snow removal	494	293	68.6%	3,343	8,493	(60.6)%
Utilities	8,684	9,270	(6.3)%	18,736	19,932	(6.0)%
Advertising and selling expense	5,563	5,553	0.2%	10,655	11,758	(9.4)%
Other direct property costs	13,476	13,418	0.4%	27,137	26,515	2.3%
Allocated overhead	8,514	8,354	1.9%	19,315	18,993	1.7%
Total cost of operations (a)	136,037	130,536	4.2%	275,850	274,157	0.6%
Net operating income (b)	$385,279	$361,405	6.6%	$751,602	$693,211	8.4%

Gross margin	73.9%	73.5%	0.5%	73.2%	71.7%	2.1%

Weighted average for the period:
Square foot occupancy	95.3%	95.4%	(0.1)%	94.5%	94.4%	0.1%
Realized annual rental income per (c):
Occupied square foot	$16.39	$15.45	6.1%	$16.28	$15.34	6.1%
Available square foot (“REVPAF”)	$15.62	$14.73	6.0%	$15.38	$14.47	6.3%
At June 30:
Square foot occupancy				95.2%	95.7%	(0.5)%
Annual contract rent per occupied
square foot (d)				$17.13	$16.26	5.4%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates. These measures take into consideration promotional discounts, which reduce rental income.
(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2016	$506,136	$521,316
2015	$475,427	$491,941	$516,918	$508,054	$1,992,340

Total cost of operations:
2016	$139,813	$136,037
2015	$143,621	$130,536	$133,765	$107,368	$515,290

Property taxes:
2016	$52,836	$52,940
2015	$50,610	$50,404	$50,053	$27,958	$179,025

Repairs and maintenance, including
snow removal expenses:
2016	$11,132	$10,324
2015	$16,223	$9,044	$10,198	$10,318	$45,783

Advertising and selling expense:
2016	$5,092	$5,563
2015	$6,205	$5,553	$6,970	$6,447	$25,175

REVPAF:
2016	$15.13	$15.62
2015	$14.22	$14.73	$15.44	$15.19	$14.89

Weighted average realized annual
rent per occupied square foot:
2016	$16.16	$16.39
2015	$15.22	$15.45	$16.20	$16.19	$15.77

Weighted average occupancy levels
for the period:
2016	93.6%	95.3%
2015	93.4%	95.4%	95.3%	93.9%	94.5%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at June  30, 2016 represent 296 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2014 or that we did not own as of January 1, 2014.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended June 30,			Six Months Ended June 30,
FACILITIES	2016	2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2016 acquisitions	$3,264	$-	$3,264	$5,103	$-	$5,103
2015 acquisitions	3,777	1,019	2,758	7,372	1,642	5,730
2014 acquisitions	11,500	10,334	1,166	22,435	20,006	2,429
2013 acquisitions	24,582	22,475	2,107	48,392	43,849	4,543
Developed facilities	5,194	1,830	3,364	9,451	3,016	6,435
Other facilities	24,754	23,429	1,325	48,768	45,784	2,984
Total revenues	73,071	59,087	13,984	141,521	114,297	27,224

Cost of operations before depreciation
and amortization expense:
2016 acquisitions	1,174	-	1,174	1,725	-	1,725
2015 acquisitions	1,275	374	901	2,567	578	1,989
2014 acquisitions	3,143	2,989	154	6,246	6,137	109
2013 acquisitions	7,094	6,803	291	14,211	13,966	245
Developed facilities	2,623	956	1,667	4,433	1,573	2,860
Other facilities	6,341	6,168	173	12,518	12,657	(139)
Total cost of operations	21,650	17,290	4,360	41,700	34,911	6,789

Net operating income:
2016 acquisitions	2,090	-	2,090	3,378	-	3,378
2015 acquisitions	2,502	645	1,857	4,805	1,064	3,741
2014 acquisitions	8,357	7,345	1,012	16,189	13,869	2,320
2013 acquisitions	17,488	15,672	1,816	34,181	29,883	4,298
Developed facilities	2,571	874	1,697	5,018	1,443	3,575
Other facilities	18,413	17,261	1,152	36,250	33,127	3,123

Net operating income (a)	$51,421	$41,797	$9,624	$99,821	$79,386	$20,435

At June 30:
Square foot occupancy:
2016 acquisitions				91.7%	-	-
2015 acquisitions				92.3%	88.0%	4.9%
2014 acquisitions				94.5%	93.4%	1.2%
2013 acquisitions				94.6%	94.7%	(0.1)%
Developed facilities				65.8%	77.3%	(14.9)%
Other facilities				90.3%	91.1%	(0.9)%
				89.4%	91.9%	(2.7)%
Annual contract rent per occupied square foot:
2016 acquisitions				$11.10	$-	-
2015 acquisitions				13.09	12.94	1.2%
2014 acquisitions				14.09	13.04	8.1%
2013 acquisitions				15.08	14.04	7.4%
Developed facilities				12.73	11.37	12.0%
Other facilities				17.46	16.45	6.1%
				$14.93	$14.48	3.1%

NON SAME STORE	Three Months Ended June 30,			Six Months Ended June 30,
FACILITIES (Continued)	2016	2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Number of facilities:
2016 acquisitions				24	-	24
2015 acquisitions				17	8	9
2014 acquisitions				44	44	-
2013 acquisitions				105	105	-
Developed facilities				29	13	16
Other facilities				77	77	-
				296	247	49
Net rentable square feet (in thousands):
2016 acquisitions				1,703	-	1,703
2015 acquisitions				1,285	560	725
2014 acquisitions				3,457	3,457	-
2013 acquisitions				6,906	6,906	-
Developed facilities				3,113	1,124	1,989
Other facilities				6,324	6,290	34
				22,788	18,337	4,451
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended June 30, 2016, we acquired 12 self-storage facilities (six located in Ohio, two each in South Carolina and Texas, and one each in North Carolina and Indiana), with 0.9 million net rentable square feet, for $99 million. Subsequent to June  30, 2016, we acquired or were under contract to acquire 21 self-storage facilities (11 in Oklahoma, four in Kentucky, two in Ohio,  and one each in Georgia, Colorado, Utah and Michigan), with 1.7 million net rentable square feet for $169 million.    During the six months ended June 30, 2016, we acquired 24 self-storage facilities with 1.7 million net rentable square feet for $198 million.

During the three months ended June 30, 2016, we completed seven newly developed facilities and various expansion projects (1.0 million net rentable square feet) costing $116 million.  During the six months ended June 30, 2016, we completed nine newly developed facilities and various expansion projects (1.3 million net rentable square feet) costing an aggregate of $137 million.  At June 30, 2016, we had various facilities in development (4.1 million net rentable square feet) estimated to cost $510 million and various expansion projects (0.9 million net rentable square feet) estimated to cost $121 million.  The remaining $403 million of development costs for these projects is expected to be incurred in 2016 and 2017.

On May 17, 2016, we issued our 5.125% Series C Preferred Shares for gross proceeds of $200 million.

On June 21, 2016, we called our 6.35% Series R Preferred Shares for redemption.   The shares were redeemed on July 26, 2016.

On July 20, 2016, we issued our 4.95% Series D Preferred Shares for gross proceeds of $325 million.

Distributions Declared

On July 27, 2016, our Board of Trustees declared a regular common quarterly dividend of $1.80 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on September 29, 2016 to shareholders of record as of September  14, 2016.

Second Quarter Conference Call

A conference call is scheduled for July 28,  2016 at 11:00 a.m. (PDT) to discuss the second quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 45700639). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through August 11, 2016 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 45700639.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At June  30, 2016, we had interests in 2,310 self-storage facilities located in 38 states with approximately 151 million net rentable square feet in the United States and 218 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at June 30, 2016.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues:
Self-storage facilities	$594,387	$551,028	$1,168,973	$1,081,665
Ancillary operations	39,801	37,587	77,001	71,829
	634,188	588,615	1,245,974	1,153,494

Expenses:
Self-storage cost of operations	157,687	147,826	317,550	309,068
Ancillary cost of operations	14,317	13,271	27,740	24,041
Depreciation and amortization	107,013	106,473	212,141	213,619
General and administrative	18,321	20,988	41,368	45,148
	297,338	288,558	598,799	591,876

Operating income	336,850	300,057	647,175	561,618

Other income (expense):
Interest and other income	4,028	3,815	7,864	7,852
Interest expense	(1,378)	-	(2,089)	-
Equity in earnings of unconsolidated real estate entities	10,227	7,480	24,391	23,664
Gain on sale of real estate investments	-	16,688	689	18,160
Foreign currency exchange gain (loss)	8,632	-	(2,322)	-
Net income	358,359	328,040	675,708	611,294
Allocation to noncontrolling interests	(1,700)	(1,635)	(3,176)	(3,108)
Net income allocable to Public Storage shareholders	356,659	326,405	672,532	608,186
Allocation of net income to:
Preferred shareholders – distributions	(59,216)	(61,449)	(121,488)	(125,004)
Preferred shareholders – redemptions	(15,537)	-	(26,873)	(4,784)
Restricted share units	(1,131)	(1,030)	(2,061)	(1,859)
Net income allocable to common shareholders	$280,775	$263,926	$522,110	$476,539

Per common share:
Net income per common share – Basic	$1.62	$1.53	$3.02	$2.76
Net income per common share – Diluted	$1.61	$1.52	$3.00	$2.75
Weighted average common shares – Basic	173,087	172,629	173,032	172,575
Weighted average common shares – Diluted	174,000	173,387	173,925	173,377

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$260,124	$104,285

Operating real estate facilities:
Land and buildings, at cost	13,570,660	13,205,261
Accumulated depreciation	(5,064,423)	(4,866,738)
	8,506,237	8,338,523
Construction in process	228,103	219,190
Investments in unconsolidated real estate entities (a)	696,069	809,308
Goodwill and other intangible assets, net	213,396	211,458
Other assets	93,208	95,468
Total assets	$9,997,137	$9,778,232

LIABILITIES AND EQUITY

Senior unsecured notes	$379,792	$263,940
Mortgage notes	57,043	55,076
Preferred shares called for redemption	487,500	-
Accrued and other liabilities	305,769	261,578
Total liabilities	1,230,104	580,594

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 147,700 shares issued (in series) and outstanding
(162,200 at December 31, 2015), at liquidation preference	3,692,500	4,055,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,098,015 shares issued and outstanding, 172,921,241 shares
at December 31, 2015)	17,310	17,293
Paid-in capital	5,598,846	5,601,506
Accumulated deficit	(491,912)	(434,610)
Accumulated other comprehensive loss	(78,991)	(68,548)
Total Public Storage shareholders’ equity	8,737,753	9,170,641
Noncontrolling interests	29,280	26,997
Total equity	8,767,033	9,197,638
Total liabilities and equity	$9,997,137	$9,778,232

(a)	Decrease in investments in unconsolidated real estate entities is due primarily to a $104 million cash distribution we received from Shurgard Europe in the three months ended June 30, 2016.

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Computation of FFO per Share:

Net income allocable to common shareholders	$280,775	$263,926	$522,110	$476,539
Eliminate items excluded from FFO:
Depreciation and amortization	107,013	106,473	212,141	213,619
Depreciation from unconsolidated real estate investments	19,454	19,035	38,991	37,816
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(876)	(828)	(1,758)	(1,755)
Gains on sale of real estate investments, including
our equity share from investments and other	-	(16,625)	(689)	(23,103)
FFO allocable to common shares (a)	$406,366	$371,981	$770,795	$703,116
Diluted weighted average common shares	174,000	173,387	173,925	173,377
FFO per share (a)	$2.34	$2.15	$4.43	$4.06

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.61	$1.52	$3.00	$2.75
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.72	0.72	1.43	1.44
Gains on sale of real estate investments, including
our equity share from investments and other	0.01	(0.09)	-	(0.13)
FFO per share (a)	$2.34	$2.15	$4.43	$4.06

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$406,366	$371,981	$770,795	$703,116
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	8,431	7,334	16,483	14,492
Foreign currency exchange (gain) loss, net, including
our equity share from investments	(6,537)	-	1,381	-
Application of EITF D-42, including
our equity share from investments	15,537	-	26,873	4,784
Less: Capital expenditures to maintain real estate facilities	(30,552)	(24,562)	(44,945)	(32,461)

FAD (a)	$393,245	$354,753	$770,587	$689,931

Distributions paid to common shareholders	$311,357	$293,327	$605,324	$534,776

Distribution payout ratio	79.2%	82.7%	78.6%	77.5%

Distributions per common share	$1.80	$1.70	$3.50	$3.10

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner.    FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Self-storage revenues for:
Same Store Facilities	$521,316	$491,941	$1,027,452	$967,368
Non Same Store Facilities	73,071	59,087	141,521	114,297
Self-storage revenues	594,387	551,028	1,168,973	1,081,665

Self-storage cost of operations for:
Same Store Facilities	136,037	130,536	275,850	274,157
Non Same Store Facilities	21,650	17,290	41,700	34,911
Self-storage cost of operations	157,687	147,826	317,550	309,068

Self-storage net operating income for:
Same Store Facilities	385,279	361,405	751,602	693,211
Non Same Store Facilities	51,421	41,797	99,821	79,386
Self-storage net operating income (a)	436,700	403,202	851,423	772,597
Ancillary operating revenues	39,801	37,587	77,001	71,829
Ancillary cost of operations	(14,317)	(13,271)	(27,740)	(24,041)
Depreciation and amortization	(107,013)	(106,473)	(212,141)	(213,619)
General and administrative expense	(18,321)	(20,988)	(41,368)	(45,148)
Operating income on our income statement	$336,850	$300,057	$647,175	$561,618

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.